BlackRock MuniHoldings Insured Fund, Inc.

FILE #811-08707

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/08/07	DALLAS TEX AREA RAPID TRAN SALES	770,270,000	1,670,000

Goldman, Sachs & Co.; Siebert Brandford Shank & Co., LLC; Banc of America Securities LLC; Popular Securities; First Albany Capital Inc.; Merrill Lynch & Co.; Morgan Keegan & Company, Inc.; Ramirez & Co., Inc.; Southwest Securities; Walton, Johnson & Company

2/16/07	PUERTO RICO COMMONWEALTH HIGHWAY & TRANS	2,184,860,553	1,000,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

3/14/07	LEE MEM HEALTH SYS	270,850,000	3,000,000	SunTrust Capital Markets, Inc.; Banc of America Securities LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
4/18/2007	Miami-Dade County University of Miami	503,140,000	1,400,000

Morgan Stanley & Co. Incorporated; Bear, Stearns & Co. Inc.; Citigroup; Goldman, Sachs & Co.; Merrill Lynch & Co.; Estrada Hinojosa & Company, Inc.; Loop Capital Markets, LLC; Siebert Brandford Shank & Co., LLC

07/20/07	South Carolina Pub Svc Santee Cooper	342,525,000	10,000,000	Citigroup Global Markets Inc., Goldman, Sachs & Co., Bear, Stearns & Co., Merrill Lynch & Co. , Morgan Stanley & Co. Incorporated.
3/5/2008	California State	1,750,000,000	750,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC